INVESTMENT MANAGEMENT
Reliable Partner | Reliable Investing®

(e)(1)(i)

May 1, 2025

Andrew K. Schlueter

Vice President

Voya Investments Distributors, LLC

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Modic,

Pursuant to the Distribution Agreement (the “Agreement”), dated November 18, 2014, between Voya Partners, Inc. (“VPI”) and Voya Investments Distributors, LLC, we hereby notify you of our intent to retain you as Distributor to render such services to Voya Index Solution 2070 Portfolio and Voya Solution 2070 Portfolio, each a newly established series of VPI (together, the “Portfolios”), effective on May 1, 2025, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreements will be modified to give effect to the foregoing by adding the Portfolios to the Amended Schedule A of the Agreement. The Amended Schedule A is attached hereto.

Please signify your acceptance to act as Distributor under the Agreement with respect to the aforementioned Portfolios by signing below where indicated.

Very sincerely,

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
Voya Partners, Inc.

ACCEPTED AND AGREED TO:

Voya Investments Distributors, LLC

By:	/s/ Andrew K. Schlueter
Name:	Andrew K. Schlueter
Title:	Senior Vice President, Duly Authorized

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

VOYA PARTNERS, INC.

and

VOYA INVESTMENTS DISTRIBUTOR, LLC

Funds

Voya Global Bond Portfolio

Voya Global Insights Portfolio (formerly, VY® Invesco Global Portfolio)

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution 2065 Portfolio

Voya Index Solution 2070 Portfolio

Voya Index Solution Income Portfolio

Voya International High Dividend Low Volatility Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution 2065 Portfolio

Voya Solution 2070 Portfolio

Voya Solution Aggressive Portfolio

Voya Solution Balanced Portfolio

Voya Solution Conservative Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

VY® American Century Small-Mid Cap Value Portfolio

VY® Baron Growth Portfolio

Funds cont’d.

VY® Columbia Contrarian Core Portfolio

VY® Columbia Small Cap Value II Portfolio

VY® Invesco Comstock Portfolio

VY® Invesco Equity and Income Portfolio

VY® JPMorgan Mid Cap Value Portfolio

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio

VY® T. Rowe Price Growth Equity Portfolio

Last amended: May 1, 2025, to add Voya Index Solution 2070 Portfolio and Voya Solution 2070 Portfolio.